ORIGINAL ELECTRONICALLY TRANSMITTED TO THE SECURITIES AND EXCHANGE COMMISSION ON
                               NOVEMBER 16, 1994



                                                    REGISTRATION NO. 33-54375(1)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

                                    NEW YORK
                        (State or other jurisdiction of
                         incorporation or organization)
                                   13-0871985
                    (I.R.S. employer identification number)

                             ARMONK, NEW YORK 10504
                                 (914) 765-1900
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                               ------------------
                                 JOHN E. HICKEY
                                   SECRETARY
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                             ARMONK, NEW YORK 10504
                                 (914) 765-1900
(Name, address, including zip code, and telephone number, including area code of agent for service)
                               ------------------
                                    COPY TO:
                                ROBERT ROSENMAN
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                               ------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                               ------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                               ------------------

     (1) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to up to 671,030 shares of Capital Stock previously registered under the registrant's Registration Statement on Form S-3 (Registration No. 33-50095), less the amount of any such shares offered on or after the date hereof and prior to the date this Registration Statement shall be declared effective.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION,

                               NOVEMBER 16, 1994


PROSPECTUS

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                                 CAPITAL STOCK


     This Prospectus relates to the resale, from time to time, by The Chase Manhattan Bank (National Association), as trustee (the "Trustee") of the IBM Retirement Plan Trust Fund (the "Fund" or "Selling Shareholder"), of up to 8,500,000 shares of Capital Stock, $1.25 par value ("Capital Stock"), of International Business Machines Corporation (the "Company") proposed to be contributed from time to time by the Company to the Fund, together with the 671,030 shares of Capital Stock previously contributed by the Company to the Fund (such 9,171,030 shares being collectively referred to as the "Shares"). It is presently contemplated that the IBM Retirement Plans Committee will determine the time and manner of sale of the Shares; however, the Committee may in the future delegate such responsibility with respect to some of, or all, the Shares to one or more investment managers. See "Selling Shareholder" and "Plan of Distribution". The Company will receive none of the proceeds from the sale of the Shares by the Fund.


     The Shares may be sold from time through public or private transactions on or off the United States exchanges on which the Capital Stock is traded, and at prevailing market prices or other prices negotiated by the Managers, all as more fully described under "Plan of Distribution".


     The Capital Stock of the Company is listed, and application will be made to list the Shares, on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The closing price of the Capital Stock on the New
York Stock Exchange on November   , 1994 was $      per share.


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Fund or any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                              ------------------


              THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York, the Midwest Stock Exchange, Incorporated, 440 South LaSalle Street, Suite 518, Chicago, Illinois and the Pacific Stock Exchange Incorporated, 115 Sansome Street, 2nd Floor, San Francisco, California.

                     INFORMATION INCORPORATED BY REFERENCE


     The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993, and the Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 are incorporated herein by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference.


     The Company will cause to be furnished without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all the documents described above, other than exhibits to such documents. Requests should be addressed to: First Chicago Trust Company of New York, Mail Suite 4688, P.O. Box 2530, Jersey City, N.J. 07303-2530; telephone 201-324-0405.
                            ------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
          Available Information..............................................     1
          Information Incorporated by Reference..............................     1
          The Company........................................................     2
          Use of Proceeds....................................................     2
          Selling Shareholder................................................     2
          Plan of Distribution...............................................     2
          Description of Capital Stock.......................................     3
          Legal Opinions.....................................................     4
          Experts............................................................     4

                                  THE COMPANY

     The Company develops, manufactures and sells advanced information processing products, including computers and microelectronic technology, software, networking systems and information technology-related services. The Company offers value worldwide through its United States, Canada, Europe/Middle East/Africa, Latin America, and Asia/Pacific business units, by providing comprehensive and competitive product choices.

                                USE OF PROCEEDS

     The Shares being offered hereby are for the account of the Fund. Accordingly, the Company will not receive any proceeds from the sale of the Shares offered hereby.


                              SELLING SHAREHOLDER



     The Fund is the Company's retirement plan covering substantially all U.S. employees. The Fund is funded by Company contributions to an irrevocable trust fund held for the sole benefit of employees and is a qualified employees pension plan within the meaning of Section 401(a) of the Internal Revenue Code. In July 1993, the Company's Board of Directors authorized management to issue up to 15 million shares of Capital Stock for contribution to the Fund through 1994 for the purpose of satisfying the Company's funding obligations under the Plan. A total of 6.5 million shares were contributed prior to July 31, 1994. Management of the Company will determine when and if it is appropriate to contribute some of or all the remaining 8.5 million shares covered by this Prospectus.



     As of October 31, 1994, the Fund owned 1,415,089 shares of Capital Stock (representing less than 0.4% of the total assets of the Fund and approximately 0.2% of the outstanding shares of Capital Stock). Of those shares, 744,059 were held in portfolios managed by direct employees or independent managers of Fund portfolios, more than 69% of which are held in index portfolios managed in-house. The other 671,030 shares were the remainder of the 6.5 million shares previously contributed to the Fund. If all the 8.5 million Shares to be offered hereunder were contributed to the Fund and none of the shares now held by the Fund had been sold, the Fund would own 9,915,089 shares of Capital Stock (representing less than 2.5% of the assets of the Fund based upon October 31, 1994, values and approximately 1.7% of the outstanding shares of Capital Stock). If all the 9,171,030 contributed shares were sold, and no additional shares were acquired or sold, the Fund would own 744,059 shares, constituting less than 1% of the outstanding shares.



     It is presently contemplated that the IBM Retirement Plans Committee appointed by the IBM Board of Directors will retain the right to determine the timing and amount of any future sales of the 8.5 million contributed shares, together with the 671,030 shares previously contributed. However, the Committee may place any part or all of such shares into portfolios managed by independent managers; in which case each manager would be responsible in its sole judgment and discretion for making any decision to sell from time to time any of or all the shares under its control, subject to the terms of investment advisory agreements between the manager and the Fund. The IBM Board of Directors retains the power to terminate the Committee's powers with regard to the contributed shares and to itself exercise those powers or delegate those powers to other managers.



                              PLAN OF DISTRIBUTION



     The Fund may sell Shares either (i) on the markets in which the Capital Stock is traded or (ii) through underwriters.


     Market sales may be effected from time to time in one or more transactions (which may involve block transactions) (i) on any of the U.S. securities exchanges on which Capital Stock is listed, including the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Fund at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Fund may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Fund and may receive commissions from the purchasers of Shares for whom they may act as agent.

     In the case of an underwritten offering, a Prospectus Supplement with respect to an offering of Shares will set forth the terms of the offering of the Shares, including the name or names of the underwriters, the purchase price and the proceeds to the Fund from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Shares if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters may be entitled under agreements entered into with the Company and the Fund to indemnification by the Company and the Fund against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof. Underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK


     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of 750,000,000 shares of Capital Stock and 150,000,000 shares of preferred stock, $.01 par value per share, issuable in one or more series at any time and from time to time by action of the Board of Directors without further stockholder approval. The designation, relative rights, preferences and limitations of each series of preferred stock are determined by the Board of Directors. As of October 31, 1994, 587,651,309 shares of Capital Stock were outstanding. As of the date of this Prospectus, 11,250,000 shares of Series A 7 1/2% Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), liquidation preference $100 per share, of the Company are outstanding.



     Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Capital Stock are entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. Subject to the provisions of the Company's By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, holders of shares of Capital Stock are entitled to one vote per share of Capital Stock held on all matters requiring a vote of the stockholders. Holders of preferred stock are entitled to such voting rights, if any, as the Board of Directors has determined or may in the future determine, provided that the holders of shares of preferred stock are not entitled to more than the lesser of (x) one vote per $100 liquidation value or (y) one vote per share, when voting as a class with the holders of shares of Capital Stock, and are not entitled to vote separately as a class except with respect to any amendment or alteration of the provisions of the Company's Certificate of Incorporation that would adversely affect the powers, preferences, or special rights of the applicable series of preferred stock or for the election of two directors after default in six dividends on the preferred stock. The holders of shares of the Series A Preferred Stock are not entitled to any voting rights, except with respect to any such amendment or alteration of the provisions of the Company's Certificate of Incorporation or for the election of two directors after default in six dividends on the Series A Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of Capital Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Company available for distribution. Shares of Capital Stock are not redeemable and have no subscription, conversion or preemptive rights.

                                 LEGAL OPINIONS

     The validity of the Shares will be passed upon for the Company by Robert S. Stone, Esq., Associate General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All of the expenses in connection with the offering described in this Registration Statement other than those listed below will be borne by the Selling Shareholder. The following sets forth the estimated amounts of such expenses to be borne by the Company:

          Securities and Exchange Commission Registration Fee............   $175,512
          Printing and Engraving Expenses................................     20,000
          Accounting Fees and Expenses...................................     10,000
          Legal Fees and Expenses........................................     20,000
          Listing Fees...................................................     33,000
          Miscellaneous Expenses.........................................      1,488
                                                                            --------
               Total Expenses............................................   $260,000
                                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Sections 721-726 of the New York Business Corporation Law ("NYBCL") contain non-exclusive provisions for indemnification of officers and directors of a corporation under certain specified conditions, including, in part: (a) indemnification against judgments, fines, amounts paid in settlement of, and reasonable expenses incurred as a result of, an action or proceeding, whether civil or criminal, threatened or brought against such person (other than by one bringing an action by or in the right of the corporation, but including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person served in any capacity at the request of the corporation) if such person acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; (b) indemnification against amounts paid in settlement and reasonable expenses incurred by such person in connection with the defense or settlement of an action by or in the right of the corporation of such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court, or if no action was brought, a court of competent jurisdiction, determines the person is fairly and reasonably entitled to indemnification; and (c) notwithstanding the failure of a corporation to provide indemnification, indemnification pursuant to court order.



     Article Eleven of the Company's Restated Certificate of Incorporation provides that pursuant to Section 402(b) of the NYBCL, the liability of the Company's directors to the Company or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the NYBCL, as it exists or as it may be amended. No amendment or repeal of Article Eleven shall apply to or have any effect on the liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



     The By-laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which any director or officer of the Company served in any capacity at the request of the Company), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.



     The Company's Directors' and Officers' Liability Insurance Policy provides for indemnification of the directors and officers of the Company against certain liabilities.


ITEM 16. EXHIBITS.

 EXHIBIT
  NUMBER
- ----------
(4)(a)        Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit VI of the Company's Form 10-K for the year ended December 31, 1992).
(4)(b)        Certificate of Amendment to the Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 4.1 of the Current Report of the Company
              on Form 8-K dated May 28, 1993).
(4)(c)        By-laws of the Company (incorporated by reference to Exhibit V of the Company's
              Form 10-K for the year ended December 31, 1993).
(5)           Opinion of Robert S. Stone, Esq.*
(23)(a)       Consent of Independent Accountants.*
(23)(b)       Consent of Counsel (included in Exhibit 5).
(24)(a)       Powers of Attorney (incorporated by reference to Exhibit 24(a) of the Company's
              Registration Statement on Form S-3 (Registration No. 33-50095) electronically transmitted to the Securities and Exchange Commission on August 26, 1993, as
              amended by Amendment No. 1 electronically transmitted to the Securities and
              Exchange Commission on October 6, 1993).
(24)(b)       Certified copy of a resolution adopted by the Company's Board of Directors authorizing execution of the registration statement by power of attorney.*

- -------------------------

* Filed electronically with the initial filing.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of November, 1994.

                                         INTERNATIONAL BUSINESS MACHINES
                                         CORPORATION
                                         By:       /s/  JEROME B. YORK
                                           -------------------------------------
                                                      Jerome B. York

                                                   Senior Vice President
                                                and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            SIGNATURE                               TITLE                           DATE
- ---------------------------------   --------------------------------------   -------------------

                *                      Chairman of the Board and Chief         November 16, 1994
- ---------------------------------   Executive Officer (Principal Executive
     Louis V. Gerstner, Jr.                        Officer)

                                       Senior Vice President and Chief         November 16, 1994
- ---------------------------------   Financial Officer (Principal Financial
         Jerome B. York                            Officer)

                                       Controller (Principal Accounting        November 16, 1994
- ---------------------------------                  Officer)
       Richard F. Wallman

                *                                  Director                    November 16, 1994
- ---------------------------------
          Harold Brown

                *                                  Director                    November 16, 1994
- ---------------------------------
         James E. Burke

                *                                  Director                    November 16, 1994
- ---------------------------------
          Fritz Gerber

                *                                  Director                    November 16, 1994
- ---------------------------------
       Nannerl O. Keohane

                                                   Director
- ---------------------------------
        Charles F. Knight

                *                                  Director                    November 16, 1994
- ---------------------------------
        Thomas S. Murphy

                *                         Vice Chairman of the Board           November 16, 1994
- ---------------------------------
          Paul J. Rizzo

                *                                  Director                    November 16, 1994
- ---------------------------------
        John B. Slaughter

                                                   Director
- ---------------------------------
         Charles M. Vest

                *                                  Director                    November 16, 1994
- ---------------------------------
         L.C. van Wachem

                *                                  Director                    November 16, 1994
- ---------------------------------
      Edgar S. Woolard, Jr.

    *By:  /s/  JOHN E. HICKEY
        ----------------------
              John E. Hickey
             Attorney-in-Fact

                            DESCRIPTION OF EXHIBITS

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER
- ----------
(4)(a)        Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit VI of the Company's Form 10-K for the year ended December 31, 1992).
(4)(b)        Certificate of Amendment to the Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 4.1 of the Current Report of the Company
              on Form 8-K dated May 28, 1993).
(4)(c)        By-laws of the Company (incorporated by reference to Exhibit V of the Company's
              Form 10-K for the year ended December 31, 1993).
(5)           Opinion of Robert S. Stone, Esq.*
(23)(a)       Consent of Independent Accountants.*
(23)(b)       Consent of Counsel (included in Exhibit 5).
(24)(a)       Powers of Attorney (incorporated by reference to Exhibit 24(a) of the Company's
              Registration Statement on Form S-3 (Registration No. 33-50095) electronically transmitted to the Securities and Exchange Commission on August 26, 1993, as
              amended by Amendment No. 1 electronically transmitted to the Securities and
              Exchange Commission on October 6, 1993).
(24)(b)       Certified copy of a resolution adopted by the Company's Board of Directors authorizing execution of the registration statement by power of attorney.*

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* Filed with the initial filing.


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